UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2024

PROFESSIONAL DIVERSITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-0950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Courtney Shea as Director

On July 15, 2024, Courtney C. Shea notified the Board of Directors of Professional Diversity Network, Inc. (the “Company”) of her decision to resign from the Company’s Board of Directors effective August 1, 2024. The Company understands that Ms. Shea’s decision to resign was not a result of any disagreement with the Company.

Appointment of Katherine Lauderdale as Director

On July 18, 2024, upon the recommendation of the Company’s Nominating and Corporate Governance Committee, the Board of Directors appointed Ms. Katherine Lauderdale to fill the vacancy created by Ms. Shea’s resignation, effective August 1, 2024.

Ms. Lauderdale has served as Chief Legal Officer and Corporate Secretary of Public Broadcasting Service (PBS), a 501(c)(3) not-for-profit organization, since 2016. In this role, she oversees PBS’s Legal, Business Affairs, and Standards & Practices departments as well as the Corporate Secretary’s Office. Prior to being appointed to this role, she led these teams as Senior Vice President, General Counsel, and Corporate Secretary at PBS. Ms. Lauderdale’s experience includes oversight of all legal areas including intellectual property, litigation, regulatory, labor, corporate, and other matters. She brings experience in board affairs and other governance matters, contract negotiations, government relations, and compliance matters.

Upon her appointment to the Company’s Board of Directors, Ms. Lauderdale is expected to join the Compensation Committee of the Board of Directors as its Chair, and the Nominating and Corporate Governance Committee of the Board of Directors as a member.

There is no arrangement or understanding between Ms. Lauderdale and any other person pursuant to which she was selected as a director of the Company, and there is no family relationship between Ms. Lauderdale and any of the Company’s other directors or executive officers. Since the beginning of the Company’s last fiscal year, there are no transactions in which the Company was or is to be a participant and in which Ms. Lauderdale or any member of her immediate family had or will have any interest that are required to be reported under Item 404(a) of Regulation S-K. Ms. Lauderdale’s compensation for service as a director will be commensurate with that for our other outside directors for our 2024 Board service year, as summarized in the Company’s most recent Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2024, pro-rated for the year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

Date: July 19, 2024	/s/ Adam He
Adam He, Chief Executive Officer